As filed with the Securities and Exchange Commission on December 2, 2002
                                                     Registration No. 333-39925

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            REINHOLD INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

 Delaware                                                       13-2596288
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(State or other jurisdiction                              (I.R.S. Employer
   of incorporation)                                       Identification No.)

12827 East Imperial Hwy, Santa Fe Springs, CA                       90670
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(Address of principal executive offices)                        (Zip code)

                 AMENDED AND RESTATED REINHOLD INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN
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                            (Full title of the plan)

                                Brett R. Meinsen
                     Vice President, Secretary and Treasurer
                            Reinhold Industries, Inc.
                             12827 East Imperial Hwy
                           Santa Fe Springs, CA 90670
                                (562) 944 - 3281
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           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed       Proposed
                                          maximum        maximum
                           Amount         offering       aggregate     Amount of
Title of securities        to be          price per      offering   registration
to be registered           registered     share (1)      price (1)        fee
--------------------------------------------------------------------------------
Class A Common Stock,       132,700
 $.01 par value per share    shares       $8.05          $1,068,235       $98.28
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating registration fee on the basis of the price at which the options may be exercised.

EXHIBIT INDEX

Exhibit
Number                          Exhibit
 4.1 Reinhold Industries, Inc. Amended and Restated Stock Incentive Plan (filed herewith).

 5.1       Opinion of Sommer Barnard Ackerson (filed herewith).

23.1       Consent of Sommer Barnard Ackerson (contained in Exhibit 5.1).


23.2       Consent of Independent Auditors - Ernst & Young LLP (filed herewith).


23.3       Consent of Independent Auditors - KPMG LLP (filed herewith).

24.1       Power of Attorney (included on signature page).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



 The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE


The following documents, which we have previously filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:


         (a) Our Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 29, 2002.
         (b) Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 filed with the Securities and Exchange Commission on May 9, 2002, August 7, 2002 and November 6, 2002, respectively.
         (c) Our current report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2002.
         (d) The description of the Company's Capital Stock contained in Article IV of the Company's Amended and Restated Certificate of Incorporation filed with the Commission on June 28, 1996 as part of the Company's 8-K, Exhibit 99(a), Exhibit A to the Keene Corporation Fourth Amended Plan of Reorganization, together with all amendments or reports filed for the purpose of updating such description to the extent of such updating.
         (e) The Registration Statement on Form S-8, No. 333-39925 filed with the Securities and Exchange Commission on November 10, 1997 is incorporated in this Registration Statement by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities hereby offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such reports and documents.

                                                                     EXHIBIT 4.1

                            REINHOLD INDUSTRIES, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

                                   ARTICLE ONE
                                     GENERAL

1.1      PURPOSE OF THE PLAN

         A. This Amended and Restated Stock Incentive Plan (the "Plan") is intended to promote the interests of Reinhold Industries, Inc., a Delaware corporation (the "Corporation"), by attracting and retaining talented personnel by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase a proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its Parent or Subsidiaries).

         B. The Plan shall become effective upon the effective date of the adoption of the Plan by the Corporation's Board of Directors, subject to shareholder approval. Such date is hereby designated the "Plan Effective Date."

1.2      DEFINITIONS

         For purposes of the Plan, the following definitions shall be in effect:

         1933 Act:  the Securities Act of 1933, as amended from time to time.
         --------

         1934 Act:  the Securities Exchange Act of 1934, as amended from time to
         --------   time.

         Board:  the Corporation's Board of Directors.
         -----

         Code:  the Internal Revenue Code of 1986, as amended.
         ----

         Common Stock:  shares of the Corporation's common stock.
         ------------

         Disability: the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Plan Administrator has the discretion to determine whether an individual is disabled and that determination will be binding and conclusive.

         Domestic Relations Order: any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

         Employee: an individual who performs services while in the employ of the Corporation or one or more Parent or Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance. An Employee will not cease to be an Employee in the case of any Corporation-approved leave of absence.

         Exercise Date:  the date on which the Corporation shall have received
         -------------   written notice of the option exercise.

         Fair Market Value: the Fair Market Value per share of Common Stock shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

         Incentive Option:  a stock option that satisfies the requirements of
         ----------------   Code Section 422.

         Non-Statutory Option:  a stock option that does not meet the
         --------------------   requirements of Code Section 422.

         Optionee:  a person to whom an option is granted under the
         --------   Discretionary Option Grant.


         Parent: Any corporation or other legal entity (other than the Corporation) in an unbroken chain of corporations or other legal entities ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation or other legal entity in the unbroken chain (other than the Corporation) owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other corporations or other legal entities in such chain.

         Plan Administrator: means a committee of two (2) or more Board members appointed by the Board to administer the Plan. If no committee is appointed, the Board will serve as the Committee. The composition of the Committee is intended to satisfy Code section 162(m) and Rule 16b-3 promulgated under the 1934 Act, if applicable.

         Qualified Domestic Relations Order: a Domestic Relations Order that substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

         Service:  the  performance  of  services  for the  Corporation  (or any
         ------- Parent or Subsidiary) on a continuous basis as an Employee, except to the extent otherwise specifically provided in the applicable stock option.

         Subsidiary: each corporation or other legal entity (other than the Corporation) in an unbroken chain of corporations or other legal entities beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation or other legal entity (other than the last corporation or other legal entity) in the unbroken chain owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other corporations or other legal entities in such chain.

         10% Shareholder: the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any parent corporation or subsidiary corporation, as each of those terms is defined in Code Section 424(e) and 424(f), respectively.

1.3      ADMINISTRATION OF THE PLAN

         A. The Plan shall be administered solely and exclusively by the Plan Administrator.

         B. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

         C. The Plan Administrator shall have power and discretionary authority (subject to the provisions of the Plan) to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option granted thereunder.

1.4      OPTION GRANTS

         A. The persons eligible to participate in the Plan shall be limited to officers and other Employees of the Corporation (or its Parent or Subsidiaries); and

         B. Except as limited by the provisions of this Plan, the Code or other applicable law, the Plan Administrator shall have power and discretionary authority to determine with respect to the option grants, which eligible individuals are to receive option grants, the time or times when such options are to be granted, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

1.5      STOCK SUBJECT TO THE PLAN

         A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed two hundred sixty-five thousand eight hundred (265,800) shares, subject to adjustment from time to time in accordance with the provisions of this
Section 1.5.

         B. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options exceed sixty thousand (60,000) shares per calendar year.

         C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

         D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options in the aggregate per calendar year and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan.

                                   ARTICLE TWO
                                  OPTION GRANTS

2.1      TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section 2.2.

         A.       Exercise Price.
                  --------------

                  (1) The Plan Administrator shall fix the exercise price per share in accordance with the following provisions:

                           (i) The exercise price per share of Common Stock
                  subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                           (ii) The Plan Administrator shall fix the exercise
                  price per share of Common Stock subject to a Non-Statutory Option.

                           (iii) If the individual to whom the option is granted
                  is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

                  (2) The exercise price shall become immediately due upon
                      exercise of the option and shall, subject to the provisions of Section 4.1, be payable in cash or check made payable to the Corporation. The exercise price may also be paid as follows:

                           (i) in shares of Common Stock held by the Optionee
                  for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (ii) through a special sale and remittance procedure
                  pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of all or a portion of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for all of the shares being purchased pursuant to this special sale and remittance procedure plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and sale, and (b) to the Corporation to deliver the certificates for the shares to be sold directly to such brokerage firm to complete the sale transaction.

                  (3) Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. Term and Exercise of Options. Each option granted under this Plan shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten
(10) years from the grant date.

         During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

         C.       Exercise Period.
                  ---------------

                  (1) Except to the extent otherwise provided pursuant to subsection C(2) below, the following provisions shall govern the exercise period applicable to any options held by the Optionee:

                           (i) Should the Optionee cease to remain in Service
                  for any reason other than Disability, death or a termination of employment for cause, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                           (ii) Should the Optionee cease to remain in Service
                  by reason of Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                           (iii) Should the Optionee cease to remain in Service
                  by reason of death of the Optionee, then the period during which each option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's death. During such period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                           (iv) If an Optionee ceases to remain in service by
                  reason of a termination of Service for cause, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding. The Plan Administrator shall determine whether a termination is for cause, and its determination shall be binding and conclusive. To the extent the Optionee's Service with the Corporation is governed by a written agreement with the Corporation at the time of the Optionee's termination, the Plan Administrator shall use the definition of "cause" set forth in such agreement for purposes of making such determination.

                           (v) Under no circumstances, however, shall any such
                  option be exercisable after the specified expiration date of the option term.

                           (vi) Subject to subsection C(2) below, during the
                  applicable exercise period, an option may not be exercised in the aggregate for more than the number of vested option shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of' the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested option shares for which the option has not been exercised. Except to the extent otherwise provided in this Plan or in an option grant as permitted by this Plan, an option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any shares for which the option is not then exercisable or in which the Optionee is not otherwise at that time vested.

                  (2) To the extent permitted by the Code, the Plan Administrator shall have the power and discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding:

                           (i) to extend the period of time for which the option
                  is to remain exercisable following the Optionee's cessation of Service from the limited period in effect under subsection C(1) of this Section 2.1 to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term; and/or

                           (ii) to permit one or more options held by the
                  Optionee to be exercised, during the limited exercise period applicable under this paragraph C, not only with respect to the number of shares of Common Stock for which each such option is vested and exercisable at the time of the Optionee's cessation of Service but also with respect to some or all of the additional shares of Common Stock for which the option would have otherwise become vested and exercisable had such cessation of Service not occurred.

         D.       Shareholder  Rights.  An Optionee shall have no  shareholder
                  -------------------   rights with respect to any shares
                                        covered by the option until such
                                        individual has exercised the option,
                                        paid the exercise price and become the
                                        holder of record of the purchased
                                        shares.

2.2.     INCENTIVE OPTIONS

         Under the Code, Incentive Options may only be granted to Employees of the Corporation or a parent corporation or subsidiary corporation as each of those terms is defined in Code Section 424(e) and 424(f), respectively, and must comply with Code Section 422, including the terms and conditions specified below. Except as modified by the provisions of this Section 2.2, all of the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Non-Statutory Options shall not be subject to the terms and conditions of this Section 2.2

         A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent corporation or subsidiary corporation, as each of those terms is defined in Code Section 424(e) and 424(f), respectively) may for the first time become exercisable as incentive stock options under the Code during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Should the number of shares of Common Stock for which any Incentive Option(s) first become(s) exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option(s) may nevertheless be exercised in the same or a later calendar year for the excess number of shares as a Non-Statutory Option under the Code. To the extent the Employee holds two (2) or more such options, which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Code shall be applied to the options in the order in which such options were granted.

         B.       10%  Shareholder.  If any  individual to whom an Incentive
                  ----------------   Option is granted is a 10%  Shareholder,
                                     then the option term shall not exceed five
                                    (5) years measured from the grant date.

                                  ARTICLE THREE
                                  MISCELLANEOUS


3.1      LOANS OR INSTALLMENT PAYMENTS

         A. The Plan Administrator may, in its discretion, assist any Optionee (including an Optionee who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Plan, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the exercise price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate at the time such exercise price or purchase price becomes due and payable. Loans or installment payments may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the option price of the acquired shares plus any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

         B. The Plan Administrator may, in its discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

3.2      AMENDMENT OF THE PLAN AND AWARDS

         A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options in the aggregate per calendar year, except for permissible adjustments under Section 1.5.C, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Optionees.

         B. Options to purchase shares of Common Stock may be granted under the Plan in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any and all options to purchase excess shares shall terminate and (ii) any and all excess shares issued shall be surrendered to the Corporation for cancellation and the Corporation shall promptly refund any purchase price paid for any excess shares, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

3.3      TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section 3.3 and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 promulgated under the 1934 Act) provide any or all holders of Non-Statutory Options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                  (1) The holder of the Non-Statutory Option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (2) The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

3.4      EFFECTIVE DATE AND TERM OF PLAN

         A. The Plan Effective Date is September 30, 2002, subject to shareholder approval. If the Corporation's shareholders do not approve the Plan by July 31, 2003, the Plan shall terminate and all options shall terminate and cease to remain outstanding, and no further stock option grants shall be made under the Plan. If the Plan is amended and such amendment requires shareholder approval, no stock options granted under the Plan shall become exercisable unless and until the amended Plan is approved by the Corporation's shareholders within twelve (12) months after such effective date of such amendment. Should such shareholder approval not be obtained, then all stock options made under the amended Plan shall terminate and cease to remain outstanding, and no further stock option grants shall be made under the amended Plan.

         B. The Plan shall terminate upon the earlier of (i) September 30, 2012 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

3.5      REGULATORY APPROVALS

         The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.


3.6      USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

3.7      NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any Parent or Subsidiary) for any period of specific duration, and the Corporation (or any Parent or Subsidiary retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.

3.8      MISCELLANEOUS PROVISIONS

         A. Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

         B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of Indiana as such laws are applied to contracts entered into and performed in such State.

         C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto to duly authorized, in the City of Santa Fe Springs, State of California on November 27, 2002.

                              REINHOLD INDUSTRIES, INC.

                              By: /s/ Brett R. Meinsen
                                      Brett R. Meinsen
                                      Vice President-Finance and Administration
                                      Treasurer and Secretary
                                      (Chief Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities and in the dates indicated.

         By his signature, each of the following persons authorizes Brett R. Meinsen and Michael T. Furry or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.


Date: December 2, 2002                                 /s/ Michael T. Furry
                                                       -------------------------
                                                       Michael T. Furry
                                                       President and Director
                                                       Chief Executive Officer

                                                       /s/ Ralph R. Whitney, Jr.
                                                       -------------------------
                                                       Ralph R. Whitney. Jr.,
                                                       - Chairman


                                                       /s/ Andrew S. McNally IV
                                                       -------------------------
                                                       Andrew S. McNally, IV
                                                       - Director


                                                       /s/ Glenn Scolnik
                                                       -------------------------
                                                       Glenn Scolnik
                                                       - Director


                                                       /s/ Thomas A. Brand
                                                       -------------------------
                                                       Thomas A. Brand
                                                       - Director


                                                       /s/ Richard A. Place
                                                       -------------------------
                                                       Richard A. Place
                                                       - Director